EXHIBIT 99.1



                               BOOKS ARE FUN, LTD.

                          INDEX TO FINANCIAL STATEMENTS




Financial Statements of Books Are Fun, Ltd.

   Report of Independent Auditors..............................................2
   Balance Sheet as of December 31, 1998.......................................3
   Statement of Operations for the year ended December 31, 1998................5
   Statement of Stockholders' Equity (Deficit) for the year
     ended December 31, 1998...................................................6
   Statement of Cash Flows for the year ended December 31, 1998................7
   Notes to Financial Statements...............................................8

                         REPORT OF INDEPENDENT AUDITORS






The Board of Directors
Books Are Fun, Ltd.


We have audited the accompanying balance sheet of Books Are Fun, Ltd. as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Books Are Fun, Ltd. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP


Des Moines, Iowa
January 25, 1999

                               BOOKS ARE FUN, LTD.

                                  BALANCE SHEET

                                December 31, 1998





ASSETS (Note 3)
Current assets:
   Cash and cash equivalents                                   $  4,451,431
   Accounts receivable, less allowance for
     doubtful accounts of $659,000                                5,183,126
   Inventories                                                   36,930,786
   Deferred income taxes (Note 7)                                   580,000
   Prepaid expenses and other current assets                        730,779
                                                           --------------------
Total current assets                                             47,876,122

Property and equipment, at cost:
   Land                                                             206,734
   Building and improvements                                      1,803,230
   Furniture, fixtures and equipment                              2,994,442
   Construction in progress (Note 4)                              1,766,764
                                                           --------------------
                                                                  6,771,170
   Less accumulated depreciation                                 (1,510,475)
                                                           --------------------
                                                                  5,260,695

Deferred financing costs, less accumulated amortization
   of $397,356                                                    1,088,183

Deferred income taxes (Note 7)                                    2,473,000

Other assets                                                         10,282




                                                            ====================
Total assets                                                     $56,708,282
                                                            ====================

                               BOOKS ARE FUN, LTD.

                                December 31, 1998






LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                $  14,065,294
   Accrued expenses                                                    7,348,011
   Income taxes payable                                                5,486,644
   Current portion of long-term debt (Note 3)                         10,050,000
                                                              ------------------
Total current liabilities                                             36,949,949

Long-term debt, less current portion (Notes 2 and 3)                  82,850,000

Commitments (Note 4)

Redeemable common and preferred stock purchase warrants
   (Note 5)                                                            3,743,600

Stockholders' equity (deficit) (Notes 2, 3, 6 and 8):
   Participating preferred stock, stated at fair value at
     issuance date, $.01 par value; 100,000 shares authorized,
     54,294.874 shares issued and outstanding, aggregate
     preference value of approximately $64,015,000
                                                                      60,081,632

   Common stock, $.01 par value; 3,000,000 shares authorized,
     906,740 shares issued and outstanding                                 9,067

   Non-voting common stock, $.01 par value; 250,000 shares
     authorized, 154,444 shares issued and outstanding                     1,544

   Additional paid-in capital                                          5,803,862

   Accumulated other comprehensive loss - foreign
     currency translation adjustment                                   (493,651)
   Retained earnings (deficit)                                     (132,237,721)
                                                            ====================
Total stockholders' equity (deficit)                                (66,835,267)
                                                            ====================
Total liabilities and stockholders' equity (deficit)               $  56,708,282
                                                            ====================



See accompanying notes.

                               BOOKS ARE FUN, LTD.

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1998




Net sales                                                       $178,017,433
Cost of sales                                                     80,262,051
                                                           --------------------
Gross profit                                                      97,755,382

Selling, general and administrative expenses                      63,614,491
Stock option expense (Note 8)                                        546,891
                                                           --------------------
Operating income                                                  33,594,000

Interest expense                                                  (9,127,829)
Interest income                                                      120,280
                                                           --------------------
Income before income taxes and extraordinary item                 24,586,451

Income tax expense (Note 7)                                        9,842,000
                                                           --------------------
Income before extraordinary item                                  14,744,451

Extraordinary loss on debt refinancing, net of income
   tax benefit of $742,000 (Note 3)                              (1,189,095)
                                                           --------------------
Net income                                                        13,555,356

Less:
   Preferred stock dividends (Note 6)                             (6,021,000)
   Accretion of redeemable warrants (Note 5)                      (2,160,295)
                                                           ====================
Net income applicable to common stockholders                  $    5,374,061
                                                           ====================



See accompanying notes.

                               BOOKS ARE FUN, LTD.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                          Year ended December 31, 1998


                                                                         ACCUMULATED
                                                          ADDITIONAL        OTHER           RETAINED
                                  PREFERRED     COMMON      PAID-IN     COMPREHENSIVE       EARNINGS
                                    STOCK       STOCK       CAPITAL          LOSS          (DEFICIT)         TOTAL
                                ----------------------------------------------------------------------------------------


Balance at January 1, 1998
   (Note 2)                      $60,081,632   $     -    $5,267,582      $(151,845)     $(143,632,782)   $(78,435,413)

   Effect of stock split (Note             -    10,611     (10,611)               -                  -                -
     6)
   Recognition of stock option
     compensation (Note 8)                 -         -       546,891               -                 -         546,891
   Accretion of redeemable
     warrants (Note 5)                     -         -             -               -        (2,160,295)     (2,160,295)
   Comprehensive income (loss):
     Net income for 1998                   -         -             -               -        13,555,356       13,555,356
     Adjustment from foreign
       currency translation                -         -             -        (341,806)                -        (341,806)
                                                                                                         ---------------
   Total comprehensive income                                                                                13,213,550
                                ========================================================================================
Balance at December 31, 1998     $60,081,632   $10,611    $5,803,862       $(493,651)    $(132,237,721)    $(66,835,267)
                                ========================================================================================



See accompanying notes.

                               BOOKS ARE FUN, LTD.

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1998





OPERATING ACTIVITIES
Net income                                                           $13,555,356
Adjustments to reconcile net income to net cash provided by
   operating activities:
   Deferred financing costs written off                                  247,013
   Depreciation and amortization                                         780,754
   Deferred income taxes                                                 129,000
   Noncash stock option expense                                          546,891
   Amortization of debt discount                                         123,684
   Changes in operating assets and liabilities:
     Increase in accounts receivable                                   (538,359)
     Increase in inventories                                        (12,933,131)
     Increase in prepaid expenses and other assets                     (442,722)
     Increase in accounts payable                                      1,305,867
     Increase in accrued expenses                                      6,866,285
                                                                ----------------
Net cash provided by operating activities                              9,640,638

INVESTING ACTIVITIES
Purchases of property and equipment                                  (2,610,785)
Proceeds from sale of property and equipment                              10,509
                                                                ----------------
Net cash used by investing activities                                (2,600,276)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                              48,000,000
Payments for deferred financing costs                                  (226,387)
Payments of long-term debt                                          (56,721,369)
                                                                ----------------
Net cash used by financing activities                                (8,947,756)

Effect of exchange rate changes on cash                                (223,711)
                                                                ----------------
Net decrease in cash and cash equivalents                            (2,131,105)

Cash and cash equivalents at beginning of year                         6,582,536
                                                                ================
Cash and cash equivalents at end of year                            $  4,451,431
                                                                ================

SUPPLEMENTAL DISCLOSURES
Interest paid                                                       $  9,676,911
Income taxes paid                                                      3,909,883
Noncash financing activities - accretion of
   redeemable warrants                                                 2,160,295



See accompanying notes.

                               BOOKS ARE FUN, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Books Are Fun, Ltd. (the "Company", formerly Reading's Fun, Ltd./Books Are Fun, Ltd.) is a display marketer of non-fiction and children's books through independent sales representatives throughout the United States and Canada. The Company purchases from numerous publishers from around the world, none of which is individually a material supplier to the Company.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

Concentrations of credit risk with respect to trade receivables are limited due to the number of accounts and their geographic dispersion. The Company performs initial and periodic credit evaluations and generally does not require collateral.

INVENTORIES

Inventories are stated at the lower of average cost or market.

PROPERTY AND EQUIPMENT

Depreciation is provided by the straight-line method over the estimated useful lives of depreciable assets.

DEFERRED FINANCING COSTS

Deferred financing costs are amortized over the term of the related loans ranging from 6 to 8 years.

                               BOOKS ARE FUN, LTD.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company follows the liability method of accounting for income taxes, under which deferred income tax assets and liabilities are determined based on the difference between financial reporting and income tax bases of assets and liabilities using enacted marginal tax rates. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period.

FOREIGN CURRENCY TRANSLATION

The Company has operations in Canada and the United Kingdom, and as a result has foreign branch financial statements denominated in Canadian dollars and British pounds. Foreign currency denominated assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. Gains and losses from foreign currency transactions, which have been immaterial, are included in net income for the year. The effects of exchange rate fluctuations on translating foreign currency denominated financial statements into U. S. dollars are accumulated as part of the foreign currency translation adjustment in stockholders' equity.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising expense was approximately $228,000 in 1998.

COMPREHENSIVE INCOME

As of January 1, 1998, the Company adopted FASB Statement No. 130, Reporting Comprehensive Income. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires the exchange rate effects of translating foreign currency denominated financial statements, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income.

                               BOOKS ARE FUN, LTD.

2. RECAPITALIZATION

On May 1, 1997, the Company, its shareholders and optionholders, and certain new investors entered into a Recapitalization and Stock Purchase Agreement and various related transactions (the "Recapitalization"). Pursuant to the Recapitalization, the Company borrowed funds under a new senior credit facility (see Note 3), which were used to pay certain distributions to stockholders and to partially redeem common stock and options from existing holders for cash and a subordinated note for $5 million. Following the redemption, the stockholders of the Company partially exchanged shares of common stock for shares of new participating preferred stock, and the new investors purchased certain common and preferred shares directly from existing shareholders. Proceeds from the new senior credit facility were also used to repay substantially all of the Company's previously outstanding long-term debt and to pay transaction fees and expenses related to the Recapitalization. Subsequent to the Recapitalization, the new investors owned 50% of the outstanding common and preferred stock.

The transaction was accounted for as a recapitalization and, accordingly, did not impact the historical basis of the Company's assets or liabilities. The Company recorded the aggregate redemption cost of approximately $97.7 million, including fees and expenses, as a charge to 1997 compensation expense for $17.1 million (representing the fair value of redeemed options) and the balance of $80.6 million was charged to stockholders' equity. Preferred stock issued pursuant to the Recapitalization was recorded at its fair value of $60 million resulting in an equivalent charge to retained earnings.


3. LONG-TERM DEBT

Long-term debt at December 31, 1998 consists of the following:

   Senior Term Loan A, payable in increasing quarterly
     installments through May 2003;  interest at defined
     rate  options  (6.91% and 7.04% at December 31,
     1998).                                                          $70,050,000

   Senior Term Loan B, payable in increasing quarterly
     installments through May 2004;  interest at defined
     rate  options  (7.4% and 7.54% at December  31,
     1998).                                                           22,850,000
                                                            --------------------
                                                                      92,900,000
   Less amounts due within one year                                 (10,050,000)
                                                            ====================
   Long-term debt, less current portion                              $82,850,000
                                                            ====================

                               BOOKS ARE FUN, LTD.

3. LONG-TERM DEBT (CONTINUED)

In October 1998, the Company amended its existing senior bank credit facility increasing the amount available under the term facility to $94.375 million ($71.5 million under Term Loan A and $22.875 million under Term Loan B) and the amount available under the revolving facility to $50 million. Interest on the term and revolving facilities is determined at the Company's option of either a defined base rate plus a margin ranging from 0% to 1.50% or a defined LIBOR plus a margin ranging from 1.0 to 3.0%. The applicable margin percentage is determined based upon the Company's leverage ratio. The senior bank credit facility is secured by all of the assets of the Company and by a pledge of substantially all common and preferred stock.

The senior Term Loan A is payable in graduated quarterly installments increasing from $1,450,000 in 1998 to $5,400,000 in 2002 with the balance due March 2003.
The senior Term Loan B is payable in quarterly installments of $25,000 through March 2003, quarterly installments of $5,600,000 payable in June through December 2003, and a final payment of $5,625,000 due March 2004. The revolving facility matures May 2003 and has no scheduled interim payments. Maximum borrowings under the revolving facility are limited to the lesser of $50 million or a defined borrowing base (approximately $32.3 million at December 31, 1998) based on accounts receivable and inventories plus certain defined amounts. The revolving loan requires a fee of 0.5% per annum of the average unused balance, adjustable to 0.375% upon meeting a specified leverage ratio. The Company is required to make prepayments on the term and revolving loans under certain other circumstances, including certain sales of assets or issuance of debt or equity securities. The agreement contains various restrictive covenants including requirements to meet certain financial covenants and restrictions on the payment of dividends.

Proceeds from the amended bank financing in 1998 were used to repay all of the Company's former senior subordinated notes and subordinated note to related parties. As a result of the subordinated debt repayment, the Company paid prepayment premiums of $300,000 and wrote off existing unamortized deferred financing costs of approximately $247,000 and unamortized debt discount of $1,384,000, resulting in an extraordinary loss of $1,189,095 (net of related income tax benefit of $742,000).

The aggregate future maturities of long-term debt as of December 31, 1998 are as follows:

   1999                                                              $10,050,000
   2000                                                               15,100,000
   2001                                                               18,750,000
   2002                                                               21,150,000
   2003                                                               22,225,000
   Thereafter                                                          5,625,000
                                                               =================
                                                                     $92,900,000
                                                               =================

                               BOOKS ARE FUN, LTD.

4. COMMITMENTS

The Company leases office space and equipment under operating lease agreements with expiration dates through August 2003. Rental expense for all operating leases was approximately $312,000 in 1998, including $82,000 for aircraft rental with a company controlled by a stockholder. Generally, management expects that leases will be renewed or replaced by other leases in the normal course of operations.

The Company has a management agreement with an affiliate of certain stockholders which provides for a management fee of $150,000 annually and certain transaction fees for possible future investment banking services. Management fee expense in 1998 was $150,000.

The Company anticipates capital expenditures of approximately $10,000,000 in connection with the construction of a new corporate headquarters facility, of which approximately $1,767,000 had been incurred at December 31, 1998 and was included in construction in progress.


5. REDEEMABLE COMMON AND PREFERRED STOCK PURCHASE WARRANTS

At December 31, 1998, warrants were outstanding for the purchase of 20,186 and 1,032.783 shares of the Company's non-voting common stock and preferred stock, respectively. Both the common and preferred stock warrants are exercisable at any time prior to May 1, 2007, at no cost to the warrant holder. The number of warrant shares is adjustable under certain circumstances, including the issuance of certain additional equity securities.

Each holder of the warrants may require the Company to redeem all or any portion of the warrants at fair value beginning May 2002 or earlier at the time of certain defined events. The carrying value of the warrants is required to be accreted to the estimated fair value redemption price over the period until the redemption date. In 1998, one of the defined triggering events occurred (the repayment of subordinated debt - see Note 3), therefore the warrant holders may now put the warrants to the Company under the mandatory redemption at any time. Accordingly, the carrying value of the warrants was adjusted to the estimated fair value redemption price with an equivalent charge ($2,160,295) to retained earnings.

                               BOOKS ARE FUN, LTD.

6. STOCKHOLDERS' EQUITY

In February 1998, the Company effected a 23,914-for-1 stock split of its common stock and non-voting common stock, resulting in 1,061,184 aggregate common shares outstanding (previously 44.375 shares).

The Company's participating preferred stock has no voting rights and provides for cumulative dividends at an annual rate of 10%, and participates in 20% of any other dividends. No dividends have been declared or paid. Aggregate cumulative preferred dividends in arrears at December 31, 1998 were approximately $9,720,000 ($179.02 per share), including $6,021,000 applicable to 1998. Upon liquidation, holders of preferred stock are paid the liquidation value, as defined, of all outstanding shares plus accrued and unpaid dividends thereon, plus an amount equal to 20% of all remaining assets available to the Company's common shareholders. The holders of preferred stock may cause the Company to repurchase all or any portion of the preferred stock in the event of an IPO, which is solely within the control of the Company. The repurchase price is determined based on the liquidation value of the preferred shares plus 20% of the IPO value of common equity. Any shares which are not repurchased in such an event may, at the option of certain major shareholders, be converted to common shares based on a defined conversion value.

The Company's voting common stock has full voting rights. The Company has also authorized 250,000 shares of non-voting common stock. Holders of non-voting common stock are entitled to convert their shares to common stock, upon the occurrence of certain specified events.

The Company has reserved 521,207 shares of voting common stock for issuance under options and conversion of non-voting common stock. The Company has reserved 20,186 and 1,032.783 shares of non-voting common stock and preferred stock, respectively, for issuance under warrants (see Note 5), and 3,415.929 shares of preferred stock for issuance under options (see Note 8).


7. INCOME TAXES

Components of income tax expense, including the amount relating to the extraordinary loss, are as follows:

   Current expense                                                    $8,971,000
   Deferred expense                                                      129,000
                                                                ================
   Total income tax expense                                           $9,100,000
                                                                ================

                               BOOKS ARE FUN, LTD.

7. INCOME TAXES (CONTINUED)

A reconciliation of income tax expense with the amount computed by applying the statutory federal income tax rate to pretax income or loss is as follows:

   Amount based on federal statutory rate                          $7,929,000
   State income taxes, net of federal effect                        1,171,000
                                                             ===================
   Total income tax expense                                        $9,100,000
                                                             ===================

Components of the net deferred tax assets at December 31, 1998 are as follows:

                                                   CURRENT         NONCURRENT
                                               ---------------- ----------------
   Deferred tax assets:
     Accruals, reserves and allowances             $580,000       $            -
     Stock option expense                                 -           2,629,000

   Deferred tax liability:
     Excess tax over book depreciation                    -            (156,000)
                                               ================ ================
   Net deferred tax assets                         $580,000          $2,473,000
                                               ================ ================


8. STOCK OPTION PLANS

Prior to 1997, the Company had stock option agreements with certain key employees. The Company also has a stock option plan (the "1997 Stock Option Plan") pursuant to which options may be granted for up to 300,000 shares of common stock. Options are granted at the discretion of the board of directors or its committee, and must be exercised no later than ten years from the date of the grant. In 1998, options for an aggregate of 148,055 shares were granted including 139,875 shares at an exercise price of $100 per share and 8,180 shares at an exercise price of $1. Options for the 139,875 shares vest and become exercisable on the third anniversary of the grant date, with vesting for certain defined amounts accelerated in the event of an IPO. Options for 25% of the 8,180 shares became vested and exercisable on April 30, 1998 with an additional 25% vesting at each December 31 from 1998 to 2000. Compensation expense under APB 25 of $546,891 was recorded in 1998 in connection with the $1 options.

                               BOOKS ARE FUN, LTD.

8. STOCK OPTION PLANS (CONTINUED)

A summary of the Company's stock option activity is as follows:

                                                            COMMON STOCK                PREFERRED STOCK
                                                      --------------------------    -------------------------
                                                                     WEIGHTED                     WEIGHTED
                                                       NUMBER OF     AVERAGE         NUMBER OF     AVERAGE
                                                        SHARES       EXERCISE         SHARES      EXERCISE
                                                                      PRICE                         PRICE
                                                      ------------ -------------    ------------ ------------
   Outstanding at December 31, 1997 (all
     exercisable)                                          2.79       $660.57       3,415.929      $1.40
   Adjustment due to stock split (Note 6)             66,760.21            -            -              -
                                                      ------------                  ------------
   Restated balance                                      66,763          0.03       3,415.929       1.40
   Granted in 1998 under 1997 Stock Option Plan         148,055         94.53           -              -
                                                      ============                  ============
   Outstanding at December 31, 1998 (70,853 common
     and all preferred are exercisable)                 214,818         65.16       3,415.929       1.40
                                                      ============                  ============

The grant date fair value for 1998 option grants was $20.66 and $99.21 for the $100 and $1 options, respectively.

A summary of common stock options outstanding at December 31, 1998 is as follows:

                                       EXERCISE              NUMBER OF SHARES
                                                    ------------------------------------
                                        PRICE          OUTSTANDING       EXERCISABLE         EXPIRATION
                                    --------------- ------------------ ----------------- --------------------

   Prior plan                       $      .03             66,763            66,763             None
   1997 plan                              1.00              8,180             4,090             2008
   1997 plan                            100.00            139,875                 -             2008
                                                    ================== =================
                                                          214,818            70,853
                                                    ================== =================

Under FASB Statement No. 123 (FAS 123), certain pro forma information is required as if the Company had accounted for options under the alternative fair value method of FAS 123. The Company used a Minimum Valuation model to determine the per share fair value of the options at the grant date. The following assumptions were used in the valuation:

                      Risk-free interest rate                   4.6%
                      Expected dividend yield                   None
                      Expected volatility                       None
                      Expected life of option                   5 years

For purposes of pro forma disclosures, the estimated fair value of the options at the grant date is amortized to expense over the vesting period of the options. Pro forma option compensation expense for the period ended December 31, 1998 is not indicative of what annual pro forma expense may be in the future. Pro forma net income for 1998, assuming the alternative FAS 123 method were used, would be approximately $13,003,000.

                               BOOKS ARE FUN, LTD.

9. YEAR 2000 RISK (UNAUDITED)

The Company has completed an assessment of its information systems and other operating systems and believes that they are substantially Year 2000 compliant. The Year 2000 problem is the result of certain computer programs being written using two digits rather than four digits to define the applicable year. Any of the Company's systems or equipment that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could potentially result in system or equipment failure or miscalculations.

While the Company believes that it is substantially Year 2000 compliant and, accordingly, the Year 2000 issue should not pose significant operational issues, nevertheless, if any necessary modifications or conversions are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company. Furthermore, the Company is unable to control whether its customers and suppliers will be Year 2000 compliant. To the extent that sales representatives would be unable to order product or suppliers would be unable to produce or ship product, it could adversely affect the Company's operations.